UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 15, 2020

ONE STOP SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38371	33-0885351
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2235 Enterprise Street #110

Escondido, California 92029

(Address of principal executive offices)

(760) 745-9883

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	OSS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 19, 2020, One Stop Systems, Inc., a Delaware corporation (the “Company”) provided notice to the Nasdaq Stock Market LLC (“Nasdaq”) pursuant to Nasdaq Listing Rule 5625 that the Company was not in compliance with Nasdaq’s independent director requirement, set forth in Nasdaq Listing Rule 5605, and requested a period to cure this non-compliance.

As previously disclosed on Form 8-K filed with the Securities and Exchange Commission on February 18, 2020, the Board of Directors (the “Board”) terminated the employment of the Company’s Chief Executive Officer, Steve Cooper, and appointed David Raun, an independent Board member, as the Company’s interim Chief Executive Officer on February 15, 2020. As a result of these changes, Mr. Raun lost his independance and the Company’s Board is now split evenly 3-3 between independent and non-independent directors.

This compliance matter has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market.

On February 21, 2020, Nasdaq issued a letter to the Company confirming that it will provide the Company with the requested cure period in order to regain compliance with the majority independent board requirement as follows:

•	Until the earlier of the Company’s next annual shareholders’ meeting or February 15, 2021; or

•	If the next annual shareholders’ meeting is held before August 13, 2020, then the Company must evidence compliance no later than August 13, 2020.

The Company anticipates that it will regain compliance with the majority independent board requirement at its next annual shareholders’ meeting which is tentatively scheduled for May 20, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE STOP SYSTEMS, INC.

Dated: February 21, 2020	By:	/s/ John W. Morrison, Jr.
John W. Morrison, Jr.
Chief Financial Officer